UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Energy Fuels Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on May 18, 2016. At the meeting, two proposals were submitted to the shareholders for approval as set forth in the Company’s definitive proxy statement, filed with the United States Securities and Exchange Commission on March 24, 2016. As of March 21, 2016, the record date for the Meeting, a total of 51,888,345 Common Shares were outstanding and entitled to vote. In total, 24,636,804 Common Shares were present in person or represented by proxy at the Meeting, which represented 47.46% of the Common Shares outstanding and entitled to vote as of the record date.

Proposal No. 1 – Election of Directors. The shareholders elected all of the directors presented to the shareholders.

Nominee	Votes For	% For	Votes Withheld	% Withheld
Stephen P. Antony	9,710,340	86.88	1,466,669	13.12
Hyung Mun Bae	9,710,715	86.88	1,466,294	13.12
J. Birks Bovaird	9,689,697	86.69	1,487,312	13.31
Ames Brown	9,746,484	87.20	1,430,525	12.80
Paul A. Carroll	9,632,814	86.18	1,544,195	13.82
Glenn J. Catchpole	9,717,483	86.94	1,459,526	13.06
Bruce D. Hansen	9,693,635	86.73	1,483,374	13.27
Dennis L. Higgs	9,744,443	87.18	1,432,566	12.82
Ron F. Hochstein	7,322,426	65.51	3,854,583	34.49

Proposal No. 2 – Appointment of KPMG as independent auditors of the Company.

For	Withheld
23,733,844	883,722

Item 8.01 Other Events.

On May 18, 2016, the Company issued a press release attached hereto as Exhibit 99.1

The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated May 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: May 20, 2016	By: /s/ David C. Frydenlund
David C. Frydenlund
Senior Vice President, General Counsel and Corporate
Secretary